Exhibit 99.6

CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED) (a)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011

(IN THOUSANDS)

	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)
Operating revenue	$922,619	$125,444	$(503)	$1,047,560	$860,723	$118,614	$(448)	$978,889

Operating expenses:
Salaries, wages and employee benefits	205,278	19,278	—	224,556	194,810	18,663	—	213,473
Operating supplies and expenses	62,898	11,797	—	74,695	60,542	10,771	—	71,313
Fuel	152,060	16,058	—	168,118	153,015	16,041	—	169,056
Purchased transportation	265,443	48,500	(324)	313,619	236,972	45,613	(295)	282,290
Rental expense	29,973	10,709	(21)	40,661	20,943	9,852	(32)	30,763
Insurance and claims	25,004	3,817	(158)	28,663	23,224	3,885	(121)	26,988
Depreciation and amortization of property and equipment	49,758	4,727	—	54,485	51,204	4,315	—	55,519
Amortization of intangibles	4,204	—	—	4,204	4,405	—	—	4,405
Impairments	2,322	—	—	2,322	—	—	—	—
Gain on disposal of property and equipment	(3,466)	(998)	—	(4,464)	(2,573)	(224)	—	(2,797)
Communication and utilities	6,226	240	—	6,466	6,385	346	—	6,731
Operating taxes and licenses	15,809	2,422	—	18,231	14,776	2,415	—	17,191

Total operating expense	815,509	116,550	(503)	931,556	763,703	111,677	(448)	874,932

Operating income	107,110	8,894	—	116,004	97,020	6,937	—	103,957

Other (income) expenses:
Interest expense	27,613	906	—	28,519	35,212	1,171	—	36,383
Derivative interest expense	—	—	—	—	2,990	—	—	2,990
Interest income	(595)	(13)	—	(608)	(400)	(28)	—	(428)
Impairments of non-operating assets	5,979	—	—	5,979	—	—	—	—
Other	(609)	(2)	—	(611)	(394)	(128)	—	(522)

Total other (income) expenses, net	32,388	891	—	33,279	37,408	1,015	—	38,423

Income before income taxes	74,722	8,003	—	82,725	59,612	5,922	—	65,534
Income tax expense	27,872	169	—	28,041	22,800	95	—	22,895

Net income	$46,850	$7,834	$—	$54,684	$36,812	$5,827	$—	$42,639

GAAP Diluted EPS	$0.34	$0.06 (d)		$0.39	$0.26	$0.04 (d)		$0.31

Adjusted EPS (c)	$0.38	$0.03 (d)		$0.41	$0.29	$0.03 (d)		$0.32

Diluted weighted average shares used in per share calculation	139,618	139,618 (d)		139,618	139,528	139,528 (d)		139,528

Operating Ratio	88.4%	92.9%		88.9%	88.7%	94.2%		89.4%

Adjusted Operating Ratio (e)	84.7%	91.0%		85.4%	85.5%	92.6%		86.3%

EBITDA	$155,702	$13,623		$169,325	$153,023	$11,380		$164,403

Adjusted EBITDA (f)	$164,517	$13,684		$178,201	$154,284	$11,445		$165,729

(a)	On August 6, 2013, Swift Transportation Company (the “Company” or “Swift”) entered into a Stock Purchase Agreement with the shareholders of Central Refrigerated Transportation, Inc. (“Central”), pursuant to which the Company acquired all of the outstanding capital stock of Central (the “Acquisition”) in a cash transaction valued at $225 million. Mr. Jerry Moyes, the Chief Executive Officer and controlling stockholder of Swift, was the majority shareholder of Central. Given Mr. Moyes’ majority ownership in both Swift and Central, the Acquisition is accounted for as a combination of entities under common control similar to the pooling of interest method. Under common control accounting, the historical results of Central have been combined with Swift’s. The above consolidating statement of operations for the years ended December 31, 2012 and 2011 reflects the combination of the entities as if the Acquisition was effective on January 1, 2011.
(b)	Certain amounts have been reclassified to conform with current presentation.
(c)	See the reconciliation of Adjusted EPS at schedule titled “Consolidating Adjusted EPS Reconciliation (Unaudited)” for the three months ended December 31, 2012 and 2011.
(d)	Represents Central’s pro forma diluted and adjusted EPS based on Swift’s diluted weighted average share count for the applicable period.
(e)	See the reconciliation of Adjusted OR at the schedule titled “Consolidating Adjusted Operating Income and Operating Ratio Reconciliation (Unaudited)” for the three months ended December 31, 2012 and 2011.
(f)	See the reconciliation of Adjusted EBITDA at the schedule titled “Consolidating Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Unaudited)” for the three months ended December 31, 2012 and 2011.